 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2015

Intelligent Living America, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54026	36-4794823
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

299 Alhambra Circle, Suite 512

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

800.800.5487

(Registrant’s telephone number, including area code)

80 SW 8th Street, Suite 1870

Miami, FL  33130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 19, 2015 the Company entered into an agreement with New Castle County Services, Inc. to satisfy the $850,000 convertible note payable and related accrued interest of $72,314, in exchange for 4,000,000 shares of the Company’s $0.001 par value common stock.  The note and related interest was converted into common stock at an effective share price of $0.229 per share.

The agreement and the related settlement agreement are attached hereto as Exhibits 10.6 and 10.7, respectively.

Item 7.01 Regulation FD Disclosure.

On January 20, 2015 we issued a press release announcing the consummation of the transaction with New Castle County Services, Inc.  The press release is furnished hereto as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Intelligent Living America, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

10.6	Amendment to New Castle County Services $850,000 Convertible note payable
10.7	Settlement Agreement with New Castle County Services, Inc.
99.1	Press Release date January 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 21, 2015	Intelligent Living America, Inc.

	By:	/s/ Paul Favata
Paul Favata, President